As filed with the Securities and Exchange Commission on  23 August 2007

Registration No. 333-145124

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BG Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	04-3506204
(State or other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

610 Lincoln Street North

Waltham, Massachusetts 02451

(781) 890-1199

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Pieter Muntendam, M.D.

President and Chief Executive Officer

BG Medicine, Inc.

610 Lincoln Street North

Waltham, Massachusetts 02451

(781) 890-1199

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

William T. Whelan, Esq.	Tom van Wijngaarden, Esq.	Marjorie Sybul Adams, Esq.
Scott A. Samuels, Esq.	Stibbe NV	Nancy A. Spangler, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky	Strawinskylaan 2001	DLA Piper US LLP
and Popeo, P.C.	1077 ZZ Amsterdam	1251 Avenue of the Americas
One Financial Center	The Netherlands	New York, New York 10020
Boston, Massachusetts 02111	31 20 546 04 16	(212) 335-4500
(617) 542-6000

Approximate date of commencement of proposed sale to public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Amendment No. 1 is being filed solely for the purpose of filing exhibits to the Registration Statement (Registration No. 333-145124) and no changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

Exhibits

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.
3.1*	Restated Certificate of Incorporation of the Registrant.
3.2 **	Form of Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
3.3*	Bylaws of the Registrant.
3.4**	Form of Restated Bylaws of the Registrant to be effective upon completion of this offering.
4.1**	Form of Common Stock Certificate.
4.2*	Third Amended and Restated Investor Rights Agreement, dated as of 1 May 2007.
4.3*	Common Stock Warrant issued to Boston University School of Medicine, dated 30 April 2002.
4.4*	Form of Common Stock Warrant issued to General Electric Capital Corporation.
4.5*	Form of Common Stock Warrant issued to Oxford Finance Corporation.
4.6*	Form of Common Stock Warrant, together with a schedule of warrant holders.
5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.1@*	2001 Stock Option and Incentive Plan, as amended.
10.2@*	Form of Incentive Stock Option Agreement under the 2001 Stock Option and Incentive Plan.
10.3@*	Form of Non-Qualified Stock Option Agreement under the 2001 Stock Option and Incentive Plan.
10.4@**	2007 Employee, Director and Consultant Equity Incentive Plan.
10.5@**	Form of Incentive Stock Option Agreement under the 2007 Employee, Director and Consultant Equity Incentive Plan.
10.6@**	Form of Non-Qualified Stock Option Agreement under the 2007 Employee, Director and Consultant Equity Incentive Plan.
10.7@**	Form of Non-Qualified Stock Option Agreement under the 2007 Employee, Director and Consultant Equity Incentive Plan applicable to Executive Officers.
10.8@*	Form of Non-Employee Director Equity Compensation Policy.
10.9@*	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers.
10.10*	Master Security Agreement by and between the Registrant and General Electric Capital Corporation, dated as of 3 October 2001, as amended.
10.11*	Sublease Agreement by and between the Registrant and GPC Biotech, dated as of 14 April 2005, as amended.
10.12†	Product License and Collaboration Agreement by and between the Registrant and ACS Biomarker B.V. i.o., dated as of 4 May 2007.
10.13†	Strategic Agreement by and between the Registrant and Humana Inc., dated as of 25 May 2007.
10.14†	Restatement and Amendment of Strategic Relationship Agreement by and between the Registrant and

Nederlandse Organisatie Voor Toegepastnatuurwetenschappelijk Onderzoek TNO, dated as of 1 January 2004, as amended.
10.15†	Participation Agreement by and between the Registrant and Philips Medical Systems Nederland B.V., dated as of 22 December 2006.
10.16**	Cooperative Research and Development Agreement by and between the Registrant and National Center for Toxicological Research, dated as of 23 February 2007.
10.17†	Participation Agreement by and between the Registrant and AstraZeneca AB, dated as of 24 November 2006, as amended.
10.18†	Participation Agreement by and between the Registrant and Merck & Co., Inc., dated as of 28 July 2006, as amended.
10.19@*	Letter Agreement by and between the Registrant and Pieter Muntendam, dated as of 29 November 2004.
10.20@*	Letter Agreement by and between the Registrant and Robert McBurney, dated as of 2 March 2003.
10.21@*	Letter Agreement by and between the Registrant and Stephen Martin, dated as of 1 May 2004.
10.22@*	Letter Agreement by and between the Registrant and Mark D. Shooman, dated as of 7 May 2007.
10.23@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Pieter Muntendam, dated as of 20 July 2007.
10.24@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Mark D. Shooman, dated as of 20 July 2007.
10.25@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Robert McBurney, dated as of 20 July 2007.
10.26@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Stephen Martin, dated as of 20 July 2007.
10.27@*	Consulting Agreement by and between the Registrant and Jan van der Greef, dated as of 29 December 2000.
21*	Subsidiaries of the Registrant.
23.1*	Consent of Vitale, Caturano & Company, Ltd.
23.2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.1*	Powers of Attorney (see signature page to initial filing).

*	Previously filed.

**	To be filed by amendment.
†	Confidential treatment has been requested for portions of this exhibit.
@	Management compensation plan or contract.

Financial Statement Schedules

Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, on 23 August 2007.

BG MEDICINE, INC.

By:	/s/ Pieter Muntendam
Pieter Muntendam
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature		Title	Date

/s/ Pieter Muntendam		President, Chief Executive	23 August 2007
Pieter Muntendam		Officer and Director
(principal executive officer)

/s/ Mark D. Shooman		Chief Financial Officer (principal	23 August 2007
Mark D. Shooman		financial and accounting officer)

*
		Chairman of the Board	23 August 2007
Noubar F. Afeyan
*
		Director	23 August 2007
Harrison M. Bains
*
		Director	23 August 2007
Joseph Davie
*
		Director	23 August 2007
Timothy Harris
*
		Director	23 August 2007
Stelios Papadopoulos
*
		Director	23 August 2007
Pieter van der Meer
*
		Director	23 August 2007
Daniel Wang

* By:	/s/ Pieter Muntendam
Pieter Muntendam
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.
3.1*	Restated Certificate of Incorporation of the Registrant.
3.2 **	Form of Restated Certificate of Incorporation of the Registrant to be filed upon completion of this offering.
3.3*	Bylaws of the Registrant.
3.4**	Form of Restated Bylaws of the Registrant to be effective upon completion of this offering.
4.1**	Form of Common Stock Certificate.
4.2*	Third Amended and Restated Investor Rights Agreement, dated as of 1 May 2007.
4.3*	Common Stock Warrant issued to Boston University School of Medicine, dated 30 April 2002.
4.4*	Form of Common Stock Warrant issued to General Electric Capital Corporation.
4.5*	Form of Common Stock Warrant issued to Oxford Finance Corporation.
4.6*	Form of Common Stock Warrant, together with a schedule of warrant holders.
5.1**	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.1@*	2001 Stock Option and Incentive Plan, as amended.
10.2@*	Form of Incentive Stock Option Agreement under the 2001 Stock Option and Incentive Plan.
10.3@*	Form of Non-Qualified Stock Option Agreement under the 2001 Stock Option and Incentive Plan.
10.4@**	2007 Employee, Director and Consultant Equity Incentive Plan.
10.5@**	Form of Incentive Stock Option Agreement under the 2007 Employee, Director and Consultant Equity Incentive Plan.
10.6@**	Form of Non-Qualified Stock Option Agreement under the 2007 Employee, Director and Consultant Equity Incentive Plan.
10.7@**	Form of Non-Qualified Stock Option Agreement under the 2007 Employee, Director and Consultant Equity Incentive Plan applicable to Executive Officers.
10.8@*	Form of Non-Employee Director Equity Compensation Policy.
10.9@*	Form of Indemnification Agreement between the Registrant and its Directors and Executive Officers.
10.10*	Master Security Agreement by and between the Registrant and General Electric Capital Corporation, dated as of 3 October 2001, as amended.
10.11*	Sublease Agreement by and between the Registrant and GPC Biotech, dated as of 14 April 2005, as amended.
10.12†	Product License and Collaboration Agreement by and between the Registrant and ACS Biomarker B.V. i.o., dated as of 4 May 2007.
10.13†	Strategic Agreement by and between the Registrant and Humana Inc., dated as of 25 May 2007.
10.14†

Restatement and Amendment of Strategic Relationship Agreement by and between the Registrant and Nederlandse Organisatie Voor Toegepastnatuurwetenschappelijk Onderzoek TNO, dated as of 1 January 2004, as amended.

10.15†	Participation Agreement by and between the Registrant and Philips Medical Systems Nederland B.V., dated as of 22 December 2006.
10.16**	Cooperative Research and Development Agreement by and between the Registrant and National Center for Toxicological Research, dated as of 23 February 2007.
10.17†	Participation Agreement by and between the Registrant and AstraZeneca AB, dated as of 24 November 2006, as amended.
10.18†	Participation Agreement by and between the Registrant and Merck & Co., Inc., dated as of 28 July 2006, as amended.
10.19@*	Letter Agreement by and between the Registrant and Pieter Muntendam, dated as of 29 November 2004.
10.20@*	Letter Agreement by and between the Registrant and Robert McBurney, dated as of 2 March 2003.

10.21@*	Letter Agreement by and between the Registrant and Stephen Martin, dated as of 1 May 2004.
10.22@*	Letter Agreement by and between the Registrant and Mark D. Shooman, dated as of 7 May 2007.
10.23@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Pieter Muntendam, dated as of 20 July 2007.
10.24@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Mark D. Shooman, dated as of 20 July 2007.
10.25@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Robert McBurney, dated as of 20 July 2007.
10.26@*	Amended and Restated Change of Control Cash Severance Agreement by and between the Registrant and Stephen Martin, dated as of 20 July 2007.
10.27@*	Consulting Agreement by and between the Registrant and Jan van der Greef, dated as of 29 December 2000.
21*	Subsidiaries of the Registrant.
23.1*	Consent of Vitale, Caturano & Company, Ltd.
23.2**	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.1*	Powers of Attorney (see signature page to initial filing).

*	Previously filed.

**	To be filed by amendment.
†	Confidential treatment has been requested for portions of this exhibit.
@	Management compensation plan or contract.